EXHIBIT 99.1

PRESS RELEASE

                Contact:
                Amy Ford
                Director, Investor Relations
                Cabot Microelectronics Corporation
                                                        (630) 375-5412

CABOT MICROELECTRONICS CORPORATION ANNOUNCES
AGREEMENT TO ACQUIRE EPOCH MATERIAL CO., LTD.

AURORA, Illinois – December 19, 2008 – Cabot Microelectronics Corporation (Nasdaq: CCMP), the world’s leading supplier of chemical mechanical planarization (CMP) polishing slurries to the semiconductor industry, announced today that it has entered into a definitive agreement to acquire the shares of Epoch Material Co., Ltd. (Epoch), a consolidated subsidiary of Eternal Chemical Co., Ltd. (Eternal) (TAI: 1717).  Epoch is a Taiwan-based company specializing in the development, manufacture and sale of copper CMP slurries and CMP cleaning solutions to the semiconductor industry, as well as color filter slurries to the liquid crystal display (LCD) industry.  Under the share purchase agreement, Cabot Microelectronics will purchase Epoch for a total purchase price of US$66 million.  Cabot Microelectronics will initially obtain 90 percent of Epoch’s stock, with the remaining 10 percent to be transferred eighteen months later.  During this interim period, Eternal will hold a minority ownership interest in Epoch.

Cabot Microelectronics’ acquisition of Epoch is aligned with its strategy to strengthen and grow its core CMP consumables business.  The company expects to capitalize on Epoch’s prominent technology in copper CMP slurries, strong customer relationships and extensive infrastructure in Taiwan.  Additionally, Epoch’s LCD color filter slurry business represents a strategic fit with Cabot Microelectronics’ engineered surface finishes (ESF) business, whereby the company seeks to utilize its expertise in CMP slurry formulation, materials and polishing techniques developed for the semiconductor industry and apply it to other demanding surface modification applications.

“We are excited to partner with Epoch to combine our efforts and enhance our collective ability to deliver world-class products and support our customers around the world.  Epoch has a strong presence in Taiwan, where we currently have more revenue in our core CMP consumables business than in any other country.  Given our substantial customer base in Taiwan, we view this transaction as an attractive means to expand our presence there and leverage the strong local relationships, business knowledge and infrastructure that Epoch has built over time,” stated Mr. William Noglows, Chairman and CEO of Cabot Microelectronics Corporation.  “Eternal has nurtured and supported Epoch in its development to date, and we are pleased to have Eternal’s ongoing involvement through its continued minority ownership in Epoch in the near term.  Additionally, we believe this transaction represents an excellent opportunity to strengthen our copper CMP slurry leadership by leveraging our combined technology teams and development infrastructure to innovate high-performance, low cost of ownership products.”

Dr. Tsung-Ho Lee, Epoch’s General Manager, commented, “We are delighted to become an integral part of Cabot Microelectronics’ core CMP business.  We believe that by joining forces with the leader in CMP slurries, we will have access to significantly more resources, securing a brighter future and greater growth prospects for our employees.  We look forward to expanding our presence outside of Taiwan and China through the utilization of Cabot Microelectronics’ global sales infrastructure and close customer relationships.  Both companies have a passion for technology innovation and close customer engagement, and we look forward to integrating our similar entrepreneurial cultures and achieving our goals together.”

Epoch, established in 1999, expects to achieve around US$28 million in revenue in 2008.  It has grown to approximately 150 employees and operates manufacturing, research and development, warehousing and administrative functions from its headquarters in the Kaohsiung Science Park in southern Taiwan.  As a result of this transaction, Cabot Microelectronics expects to improve its overall cost structure by capitalizing on the collective best-in-class technologies, employee talent and global infrastructure of both companies.  Initially, cost savings are expected to be achieved principally through eliminating overlapping efforts, as well as capitalizing on supply chain management efficiencies, through the utilization of a shared global infrastructure.  In the longer term, Cabot Microelectronics aims to leverage Epoch’s low cost, world-class manufacturing operations in Taiwan to manufacture additional CMP slurries for customers in the region.

The total purchase price of US$66 million is expected to be paid by Cabot Microelectronics from its available cash.  Completion of the transaction is subject to customary closing conditions and regulatory approvals.

CONFERENCE CALL
Cabot Microelectronics will host a conference call to discuss the acquisition on December 19, 2008 at 10:00 a.m. Central Time.  The live conference call will be available via webcast from the company’s website, www.cabotcmp.com, or by phone at (866) 804-6920.  Callers outside the U.S. can dial (857) 350-1666.  The conference code for the call is 90466596.  A replay will be available through January 16, 2009 via webcast at www.cabotcmp.com.  A transcript of the formal comments made during the conference call will also be available in the Investor Relations section of the company’s website.

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the world's leading supplier of CMP slurries used in semiconductor and data storage manufacturing. The company's products play a critical role in the production of the most advanced semiconductor devices, enabling the manufacture of smaller, faster and more complex devices by its customers.  Since becoming an independent public company in 2000, the company has grown to approximately 800 employees. The company is also leveraging its expertise in CMP slurry formulation, materials and polishing techniques developed for the semiconductor industry and applying it to demanding surface modification applications where shaping, enabling and enhancing the performance of surfaces is critical to success.  For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Amy Ford, Director of Investor Relations at (630) 499-2600.

ABOUT EPOCH MATERIAL CO., LTD
Epoch Material Co., Ltd., headquartered in Taiwan, is a significant manufacturer of copper CMP slurries and CMP cleaning solutions, with products that were first introduced into the semiconductor industry in 1999.  Since then, the company has grown to approximately 150 employees and has established its headquarters, a factory and research and development center in the Kaohsiung Science Park in southern Taiwan.  Epoch is a consolidated subsidiary of Eternal Chemical Co., Ltd., a major resin and electronic chemicals manufacturer in Taiwan.

SAFE HARBOR STATEMENT
This news release may include statements that constitute “forward looking statements” within the meaning of federal securities regulations.  These forward-looking statements include statements related to: future sales and operating results; company and industry growth or trends; growth of the markets in which the company participates; international events or various economic factors; product performance; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property; new product introductions; development of new products, technologies and markets; the acquisition of or investment in other entities; uses and investment of the company’s cash balance; and the construction of facilities by Cabot Microelectronics Corporation.  Risks, uncertainties, and other factors related to the referenced transaction include the possibility that the transaction will not close or that the closing may be delayed; the reaction of customers of Cabot Microelectronics Corporation and Epoch to the transaction; our ability to successfully integrate Epoch’s operations and employees; our ability to maintain, develop and grow Epoch’s business after the closing and to realize the expected benefits of the acquisition; and general economic and business conditions.  In addition, please refer to those risk factors described from time to time in Cabot Microelectronics’ filings with the Securities and Exchange Commission (SEC), that could cause actual results to differ materially from those described by these forward-looking statements.  In particular, see “Risk Factors" in the company’s annual report on Form 10-K for the fiscal year ended September 30, 2008, filed with the SEC. Cabot Microelectronics and Epoch assume no obligation to update this forward-looking information.